UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K/A

_____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2010

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 3, 2010, SuccessFactors, Inc. (the "Company") filed a Current Report on Form 8-K under Item 5.02 to report the resignation of Victoria A. Bernholz as Chief People Officer as of December 1, 2010. The Company indicated in such filing that it would file an amendment to the report to reflect the terms of the mutual separation agreement with Ms. Bernholz when that agreement was finalized. This Form 8-K/A is filed as an amendment to the aforementioned Form 8-K to reflect the terms of such separation agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 9, 2010, the Company and Victoria A. Bernholz entered into a Mutual Separation Agreement and General Release of Claims (the "Separation Agreement").  Under the terms of the Separation Agreement, the last day of her employment with the Company will be January 10, 2011 (the "Termination Date"). Under the terms of the Separation Agreement, subject to Ms. Bernholz' delivery of a signed general release of claims in favor of the Company, Ms. Bernholz will receive a lump sum payment equivalent to six months of Ms. Bernholz' base salary effective as of the Termination Date and 100% of Ms. Bernholz' target bonus for 2010. SuccessFactors will also pay the COBRA insurance premiums for Ms. Bernholz for a period of six months following the Termination Date or until Ms. Bernholz first becomes eligible to obtain other group health insurance coverage.

Additionally, any unvested stock options previously granted to Ms. Bernholz will be accelerated by an additional six months and will otherwise stop vesting on the Termination Date and any restricted stock units ("RSUs") held by Ms. Bernholz will accelerate as to an additional six months with respect to the 25% portion that is subject to the current annual "cliff" vesting period on a pro rata basis. The RSUs will otherwise stop vesting on the Termination Date. The provisions of the Separation Agreement supersede the severance provisions in her original offer letter.

The foregoing is a summary of the Separation Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary B. Smith Hillary B. Smith General Counsel and Secretary

Date: December 13, 2010

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Mutual Separation Agreement and General Release of Claims between SuccessFactors, Inc. and Vicki Bernholz

EXHIBIT INDEX

Number	Description
99.1	Mutual Separation Agreement and General Release of Claims between SuccessFactors, Inc. and Vicki Bernholz